                 FIRST SUPPLEMENTAL INDENTURE TO
    AMENDED AND RESTATED INDENTURE DATED AS OF MARCH 9, 1993


                      AMERICOLD CORPORATION


         11.45% FIRST MORTGAGE BONDS, SERIES A, DUE 2002
        11 1/2% FIRST MORTGAGE BONDS, SERIES B, DUE 2005



          This First Supplemental Indenture, dated as of June 30,
1995, is between AMERICOLD CORPORATION, an Oregon corporation
(the "Issuer"), and SHAWMUT BANK CONNECTICUT, NATIONAL
ASSOCIATION, AS TRUSTEE (the "Trustee").

                         R E C I T A L S

          A. The Issuer has previously issued its 11.45% First Mortgage Bonds, Series A, due 2002 and 11 1/2% First Mortgage Bonds, Series B, due 2005, pursuant to an Amended and Restated Indenture dated as of March 9, 1993 (the "Indenture"), between Issuer and Trustee, and such First Mortgage Bonds are the only Securities outstanding under the Indenture.

          B. The Issuer desires to amend, modify, and supplement certain provisions of the Indenture as more fully set forth in this First Supplemental Indenture.

          C. The Holders of the requisite amount of all the Securities outstanding have consented to the execution and delivery of this First Supplemental Indenture by the Issuer and the Trustee.

          D. Except as the context otherwise requires, all defined terms used in this First Supplemental Indenture are used herein with the meanings set forth in the Indenture or the Security Documents.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and terms, conditions and mutual promises hereinafter set forth, the Issuer and the Trustee agree as follows:







                             PART I
                   AMENDMENT OF THE INDENTURE

          1.1 AMENDMENT TO SECTION 3.01(b). Section 3.01(b) of the Indenture is hereby amended and supplemented to read in its entirety as follows:

               (b)  No redemptions of the Securities (other
     than redemptions made in connection with certain events of casualty, condemnation or taxation as set forth in clause (d) below, the sale of economically obsolete Mortgaged Property as set forth in clause (e) below, releases of unimproved portions of Mortgaged Properties as set forth in clause (f) below, any Offer made in connection with an Asset Disposition as set forth in
     Section 4.12(b) or any Change of Control as set forth in Section 4.14 and redemptions of Series A Securities made in connection with the sale of the Brooks, Oregon Mortgaged Property as set forth in clause (g) below, redemptions in accordance with the terms set forth in
     Section 4.27, or in the case of Series A Securities, redemptions required under the Investment Agreement; all such redemptions referred to in this parenthetical, "Special Redemptions") may be made, in the case of Series A Securities, prior to June 30, 1995, and in the case of Series B Securities, prior to March 1, 1998.
     On or after June 30, 1995, the Series A Securities may be redeemed, in whole or in part, upon notice given pursuant to Section 3.02, at the following optional redemption prices (except as provided below), together with accrued interest to the date of redemption:

                                             Optional
          Twelve Months Beginning           Redemption
                  July 1                      Price
          -----------------------           ----------

     1995. . . . . . . . . . . . . . . . . . . 105.725%
     1996. . . . . . . . . . . . . . . . . . . 105.725
     1997. . . . . . . . . . . . . . . . . . . 104.580
     1998. . . . . . . . . . . . . . . . . . . 103.435
     1999. . . . . . . . . . . . . . . . . . . 102.290
     2000. . . . . . . . . . . . . . . . . . . 101.145
     2001. . . . . . . . . . . . . . . . . . . 100.000%

     Provided that the Issuer shall not be required to pay any premium and may redeem Series A Securities, in whole or in part, from the Initial Investor and any other Holder thereof at 100.000% of the principal amount of the Series A Securities to be redeemed in the following circumstances:



               (A)  The redemption of $10,000,000 of
     Series A Securities as provided in Section 14(b)(2) of the Investment Agreement;

               (B) Any optional redemption or prepayment or any redemption or prepayment under the circumstances described in Sections 9(a)(1), (2), (3) or (4) of the Investment Agreement, either in whole or in part, on one or more occasions within the 18-month period described in Section 9(b) of the Investment Agreement; and

               (C) Any optional redemption or prepayment or any redemption or prepayment under the circumstances described in Sections 9(a)(1), (2), (3) or (4) of the Investment Agreement, on one or more occasions up to a total of $25,000,000 in principal amount (less the principal amount of Series A Securities redeemed or prepaid under Clause (B) above within the 18-month period described therein), whenever such redemption or prepayment shall occur.

     The redemptions and prepayments described in Clauses (B) and (C) above shall be made pro rata among the Holders of the Series A Securities based upon their respective principal amounts held as of the date of the Officer's Certificate given pursuant to Section 3.02 prior to such redemption or prepayment.

     On or after March 1, 1998, the Series B Securities may be redeemed, in whole or in part, upon notice given pursuant to Section 3.02, at the following optional redemption prices, together with accrued interest to the date of redemption:

                                             Optional
     Twelve Months Beginning                Redemption
             July 1                           Price
     -----------------------                ----------

     1998. . . . . . . . . . . . . . . . . . . 105.750%
     1999. . . . . . . . . . . . . . . . . . . 103.833
     2000. . . . . . . . . . . . . . . . . . . 101.917
     2001 and thereafter . . . . . . . . . . . 100.000%

     PROVIDED that (A) no partial redemption of the Securities will be permitted (except in connection with Special Redemption or any redemption in connection with the exercise of the outstanding purchase option for the Watsonville, California Mortgaged Property or the Issuer's Tomah, Wisconsin facility (to the extent such facility remains a Mortgaged Property) as set forth in clause (g) below) unless (i) the aggregate principal amount of the Series A Securities then being redeemed, if any, is more than $5,000,000, and the aggregate principal amount of Series B Securities then being redeemed, if any, is more than $25,000,000, and
     (ii) the aggregate principal amount of the Series B Securities Outstanding exceeds $25,000,000 (after giving effect to such redemption) and (B) so long as
     Section 9(a)(1) of the Investment Agreement concerning optional redemptions is in effect, the Issuer shall concurrently with any optional redemption of Series B Securities, redeem the entire principal amount of Series A Securities.

          1.2 AMENDMENT TO SECTION 3.01(c). Section 3.01(c) of the Indenture is hereby amended and supplemented to read in its entirety as follows:

               (c)  Upon any redemption pursuant to
     Section 3.01(b) (but excluding any offer made in connection with an Asset Disposition as set forth in
     Section 4.12(b) of this Indenture or as set forth in
     Section 9(a)(4) of the Investment Agreement or any Change in Control as set forth in Section 4.14 of this Indenture, or any redemption in accordance with the terms set forth in Section 4.27 of this Indenture or in
     Section 9(a)(2) of the Investment Agreement, and also excluding any redemption in connection with 3.01(e), 3.01(f) or 3.01(g), for which release provisions are provided in such sections), 3.01(d) or 4.12(a)(ii)(B), any required amortization or redemption pursuant to
     Section 3.06, or any redemption required by Sections 9(a)(1), (3) or (5) or Section 14(b)(2) of the Investment Agreement of an Outstanding principal amount of Securities in an amount equal to at least the applicable Release Price for a Mortgaged Property or Properties designated by the Issuer at the time of the making of such redemption (which, in the case of a redemption pursuant to Section 3.01(d), shall be the Mortgaged Property that is the subject of the Major Casualty or Condemnation Event, Total Taking or other event specified in Section 3.01(d)), together with accrued and unpaid interest thereon and the required premium, if any (and the satisfaction of the conditions set forth Section 3.01(h)), and subject, if and to the extent required by TIA Section 314(d), to the receipt by the Trustee from the Issuer of a certificate or opinion of an Engineer, Appraiser or other expert as to the fair market value of such Mortgaged Property, which certificate or opinion shall state that in the opinion of the Person making the same the proposed release will not impair the security under this Indenture in contravention of the provisions hereof, the Lien of the Mortgage on such Mortgaged Property or Properties shall be released, provided that no Default or Event of Default has occurred and is continuing. Any such release (other than a release made upon any redemption pursuant to Section 3.01(d)) shall be subject to the provisions of Section 8(a) of the Investment Agreement regarding the approval and consent of the Initial Investor to such release so long as such provisions remain in effect.

          1.3 AMENDMENT TO SECTION 4.27(b). Section 4.27(b) of the Indenture is hereby amended and supplemented by replacing the term "Appraised Value" both places it occurs in Section 4.27(b) with the term "Release Value."

          1.4  AMENDMENT TO EXHIBIT B.  Exhibit B to the
Indenture is hereby amended and supplemented to read in its entirety as set forth on Exhibit 1 attached hereto and incorporated herein by this reference.


                             PART II
                          MISCELLANEOUS

          2.1 DUE AUTHORIZATION; GOVERNMENTAL ACTION. The Issuer is duly authorized under applicable law and its organization documents to execute and deliver this First Supplemental Indenture dated June 30, 1995. All corporate action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained.

          2.2 RATIFICATION. Except as specifically set forth herein, all of the terms of the Indenture, Mortgages, Security Documents, 11.45% First Mortgage Bonds, Series A, due 2002, and 11 1/2% First Mortgage Bonds, Series B, due 2005, are hereby ratified and confirmed and shall remain in full force and effect. The execution and effectiveness of this First Supplemental Indenture in and of itself shall not, except as expressly provided herein, operate as a waiver of any power or right of any Holder of any Security or the Trustee under the Indenture, Mortgages, Security Documents or any other document delivered pursuant thereto or constitute an amendment of or a waiver of any future violation of any provision of any thereof.

          2.3 COUNTERPARTS. This First Supplemental Indenture may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          2.4 GOVERNING LAW. This First Supplemental Indenture shall be governed and construed under the laws of the State of New York.

          2.5 SEVERABILITY CLAUSE. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          2.6 SUCCESSORS. The agreements herein shall be binding upon each of the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have duly executed this First Supplemental Indenture effective as of June 29, 1995. IN WITNESS WHEREOF, AMERICOLD CORPORATION has caused this First Supplemental Indenture to be signed and acknowledged by its Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by its Assistant Secretary; and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION has caused this First Supplemental Indenture to be signed and delivered by one of its Vice Presidents and its corporate seal to be affixed hereunto, and the same to be attested by one of its Authorized Persons, all as of June 30, 1995.

                              AMERICOLD CORPORATION


                              By /s/ Joel M. Smith
                                ---------------------------------

                              Printed Name: Joel M. Smith
                                            ---------------------
                              Title  SR VP & CFO

                                   ------------------------------

ATTEST:

/s/ Lon V. Leneve
- -----------------------------

Name: Lon V. Leneve
     ------------------------
Title:  Secretary

[SEAL]


                              SHAWMUT BANK CONNECTICUT, NATIONAL
                                ASSOCIATION, as Trustee


                              By   /S/ Pablo de la Canal
                                 --------------------------------

                              Printed Name  Pablo de la Canal
                                          -----------------------
                              Title  Corporate Trust Officer
                                   ------------------------------



ATTEST:

/s/ Eileen D. Pepe
- -----------------------------
Name: Eileen D. Pepe
     ------------------------
Title: Trustee Administrator
      -----------------------

[SEAL]

STATE OF OREGON     )
                    ) ss.:
COUNTY OF MULTNOMAH )

          On this 30th day of June, 1995, before me personally came JOEL M. SMITH, to me known, and who, being by me duly sworn, did depose and say that he resides at LAKE OSWEGO, that he is the Senior Vice President of AMERICOLD CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]               /s/ Pamela Decker
                              ---------------------------------
                              Name:
                              Commission Expires:  10-10-98
                                                  -------------







STATE OF CONNECTICUT     )
                         ) ss.:  Hartford
COUNTY OF HARTFORD       )

     On this 30th day of June, 1995, before me, KAREN R. FELT, the undersigned officer, personally appeared PABLO DE LA CANAL, who acknowledged him/herself to be CORPORATE TRUST OFFICER of Shawmut Bank Connecticut, National Association, a national banking association, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the association by him/herself as such officer, and as his/her free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              /s/ Karen R. Felt
                              -----------------------------------
                              Notary Public
                              My commission expires:  02/28/99
                              (SEAL)

                            EXHIBIT 1

AMERICOLD CORPORATION
Exhibit B - Redemption of Bonds

Mortgaged Property                            June 30, 1995
- ------------------               ---------------------------------------
                                 Appraised  Initial Release
                                   Value         Value         Release %
                                 ---------   --------------    ---------
Los Angeles                    $12,665,000   $ 8,968,752        70.8%
Turlock I                        9,920,000     7,024,873        70.8%
Turlock II                      12,025,000     8,515,534        70.8%
Watsonville                     15,625,000    11,064,883        70.8%
Denver                          10,850,000     7,683,455        70.8%
Nampa                           16,800,000    11,896,962        70.8%
Brooks                           9,550,000     6,762,857        70.8%
Hermiston                       13,650,000     9,666,282        70.8%
Hillsboro                                0             0
Portland                        15,800,000    11,188,810        70.8%
Salem                           25,275,000    17,898,555        70.8%
Woodburn                        17,775,000    12,587,411        70.8%
Clearfield                      14,250,000    10,091,173        70.8%
Burlington                      12,000,000     8,497,830        70.8%
Connell                                  0             0
Moses Lake                      18,000,000    12,746,745        70.8%
Walla Walla                      5,900,000     4,178,100        70.8%
Wallula                          4,500,000     3,186,686        70.8%
Bartow                           1,730,000     1,225,104        70.8%
Bettenforf                      10,500,000     7,435,601        70.8%
Fort Dodge                      11,100,000     7,860,493        70.8%
Kansas City                     41,558,596    29,429,824        70.8%
Boston                           5,960,000     4,220,589        70.8%
Gloucester (E. Main St.)         9,000,000     6,373,373        70.8%
Gloucester (Railroad Ave)        1,080,000       764,805        70.8%
Gloucester (Rogers St.)         10,520,000     7,449,764        70.8%
Gloucester (Rowe Sq.)           11,500,000     8,143,754        70.8%
Watertown                        7,700,000     5,452,774        70.8%
Fogelsville                     30,700,000    21,740,282        70.8%
Fogelsville Addition             9,340,000     6,614,145        70.8%
Murfreesboro                     6,500,000     4,602,991        70.8%
Plover                          24,700,000    17,491,367        70.8%
Tomah:
 Tomah Addition                  6,450,000     4,567,584        70.8%
 Substitute for $7,000,000       6,394,956     4,528,604        70.8%
                                ----------   -----------
Total                         $409,318,552  $289,859,963        70.8%
Cash Collateral Account                        4,767,652
Offering Proceeds Account                     22,527,575
                                             -----------
Total                                       $317,155,190

Appraised Value "Bank":
 Addition of tomah            $  7,050,000
 Release of Cash Collateral     (7,000,000)
 Fogelsville Addition            9,340,000
 Release of Cash Collateral     (5,050,000)
 Offering Proceeds Used         (1,064,217)
 Release of Outlot One            (655,044)
 Release of Hillsboro           (1,430,000)
 Tomah Addition                  6,450,000
 Offering Proceeds Used         (4,168,285)
                              ------------
                              $  3,472,454



Offering Proceeds Used:
 Fogelsville Addition         $  5,808,787
 Substitute Cash Collateral     (5,050,000)
 Tomah Addition                  2,963,638
                              ------------
                              $  3,722,425

Ratio Adjustment Calculation:
 Original Release Values      $300,000,000
 Plus Offering Proceeds Used     3,722,425
 Less Release Price Adjust.     (9,159,335)
                              ------------
                              $294,563,090

Original Appraised Values     $420,755,000
Plus Offering Proceeds Used      5,232,502
Plus Appraised Value "Bank"      3,472,454
Less Release Price Adjust.     (13,500,000)
                              ------------
                              $415,959,956

Release Val./Appraised Val.           70.8%





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07/14/95 (7:25am)